Exhibit 99.1

Ceridian Reports Third Quarter 2023 Results

Dayforce® recurring revenue of $279.6 million, up 34.6% year-over-year, or 34.9% on a constant currency basis

Total revenue of $377.5 million, up 19.6% year-over-year, or 20.3% on a constant currency basis

Operating profit of $26.5 million and adjusted operating profit of $89.4 million

Minneapolis, MN and Toronto, ON, November 1, 2023 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the third quarter ended September 30, 2023.

“Ceridian delivered another strong quarter, underpinned by Dayforce recurring revenue growth of 34.6%,” said David Ossip, Chair and Co-CEO of Ceridian. “Our results and this quarter’s momentum reflect the strength of our value proposition and the Dayforce platform – powered by our talented employees and their commitment to the success of our growing customer base."

"The compounding effect of greater recurring revenue and margin expansion is well reflected in our third quarter results,” said Noemie Heuland, CFO of Ceridian. “And as a result, we are raising our revenue and profitability outlook for the fourth quarter and fiscal year 2023, with clear visibility to our 2025 targets."

Financial Highlights for the Third Quarter 20231

•
Total revenue was $377.5 million, an increase of 19.6%, or 20.3% on a constant currency basis.
•
Dayforce recurring revenue was $279.6 million, an increase of 34.6%, or 34.9% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $245.6 million, an increase of 28.6%, or 28.9% on a constant currency basis. Tax migration from legacy infrastructure to the same platform as Dayforce completed in the first quarter of 2023 contributed approximately 450 basis points of growth to Dayforce recurring revenue, excluding float in the third quarter of 2023.
•
Cloud recurring gross margin was 77.0%, compared to 72.1%. Adjusted cloud recurring gross margin was 78.3%, compared to 74.8%.
•
Operating profit was $26.5 million, or 7.0% of revenue, compared to operating loss of $3.7 million. Operating profit for the third quarter 2023 was negatively impacted by $13.9 million of non-cash amortization related to Ceridian’s transition of its name and branding to Dayforce, and reflects two months of amortization. Adjusted operating profit was $89.4 million, or 23.7% of revenue, compared to $50.1 million, or 15.9% of revenue.
•
Net loss was $3.8 million, compared to $21.0 million. Adjusted net income was $58.3 million, compared to $31.1 million.
•
Adjusted EBITDA was $107.2 million, compared to $63.5 million.
•
Diluted net loss per share was $0.02, compared to $0.14. Adjusted diluted net income per share was $0.37, compared to $0.20.
•
Net cash provided by operating activities was $129.6 million for the nine months ended September 30, 2023, compared to $90.8 million for the nine months ended September 30, 2022.

1 | Q3 2023 Earnings Release

Supplemental Detail

•
6,346 Dayforce customers were live on the Dayforce platform as of September 30, 2023, an increase of 74 customers since June 30, 2023 and an increase of 498 customers since September 30, 2022 or 8.5% year-over-year.
•
Dayforce recurring revenue per customer was $138,838 for the trailing twelve months ended September 30, 2023, an increase of 17.3%.2
•
The average float balance for Ceridian's customer funds during the quarter increased 3.9% to $4.02 billion and the average yield on Ceridian's float balance was 3.8%, an increase of 160 basis points year over year. Float revenue from invested customer funds was $38.8 million. The allocation of float revenue to Dayforce and Cloud revenue was $34.0 million and $38.4 million, respectively.

1 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars unless otherwise stated.

2 Excluding float revenue, the impact of lower employment levels due to the Coronavirus disease 2019 ("COVID-19") pandemic, Ascender and ADAM HCM revenue and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of percentage change in revenue on a constant currency basis.

Business Highlights

•
Ceridian announced plans to become Dayforce, unifying its brand under its industry-leading, global people platform.
•
Ceridian was named a Leader in the 2023 Gartner® Magic Quadrant™ for Cloud HCM Suites for 1,000+ Employee Enterprises. Ceridian was recognized for the fourth consecutive year, driven by Ceridian’s Ability to Execute and Completeness of Vision.
•
Newsweek named Ceridian a Most Loved Workplace in America and in the United Kingdom ("UK"), and one of America’s Greenest Companies, and Forbes recognized Ceridian as one of Canada’s best employers for diversity.
•
Ceridian’s Ideal Talent Marketplace was recognized as one of the Top HR Tech Products of the Year by HR Executive and received the 2023 Stratus Award for Cloud Computing.

Sales Highlights

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One of the largest supermarket chains in Canada selected Dayforce to support 125,000 employees across 1,500 retail locations.
•
A global European bank with 83,000 employees decided to upgrade its payroll technology by extending its use of Dayforce to India, which will bring an additional 20,000 employees onto the platform.
•
A Lithuanian group of supermarket retail chains with 38,000 employees across five countries chose Dayforce for Core HR and Workforce Management in Lithuania and Latvia.
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A not-for-profit aged care and community services provider with 15,000 employees in Australia selected Dayforce for the full suite of HCM technology as part of its people experience transformation strategy.
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A global agricultural co-op which recently grew to 11,000 employees through acquisitions has selected Dayforce for Managed Payroll and Workforce Management in North America.
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A British fashion retailer with 10,000 employees across the UK and Ireland chose to partner with Ceridian to streamline its complex technology landscape and improve the employee experience.
•
A federal professional services contractor with over 8,600 employees across the U.S. chose Dayforce as its unified HCM solution. Dayforce will enable the company to better attract and retain employees with talent tools driven by Artificial Intelligence ("AI"), as well as manage the complexity of its numerous unions, pay policies, and tax jurisdictions.
•
An infrastructure engineering software company with 5,500 employees globally decided to partner with Ceridian in 20 countries across North America, Europe, the Middle East, and Africa, and Asia Pacific Japan.

2 | Q3 2023 Earnings Release

Customer Highlights

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A leading global customer service organization with 82,000 employees in 45 countries expanded its current Ceridian partnership by adding employees in Kenya onto Dayforce for Core HR, Time and Attendance, Recruiting, Onboarding, and Self Service.
•
A global analytics professional services company with over 35,000 employees in 40 countries recently went live with Dayforce HR and Payroll for 17,000 employees in the U.S.
•
A global leader in contingent workforce management continues its Dayforce implementation journey with the addition of 7,000 U.S. contingent workers to the platform, bringing its total to 25,000 employees supported by Dayforce.
•
A chemical and ingredients distribution company with 17,500 employees in 72 countries launched Dayforce in the U.S. and Canada, allowing it to streamline 26 different pay cycles across 12 separate systems into a single platform within this region.
•
A global health and wellness company with 7,000 employees across 12 countries recently went live with Dayforce in the U.S. and Canada. This implementation project was a joint effort between Ceridian and one of its systems integrator partners.
•
A UK pre-school education services company introduced Dayforce to scale efficiently and support 3,700 employees that care for and educate over 20,000 children. This implementation project was a joint effort between Ceridian and one of its systems integrator partners.
•
One of the largest retail groups in Australia launched Dayforce to 3,000 employees to increase engagement, improve access to real time data, and facilitate consistency across brands and retail locations.
•
A leading supplier of education technology and services adopted Dayforce as its global people platform for 2,300 employees across the UK, Spain, India, and Australia.
•
Ceridian had more than 1,760 customers signed onto Dayforce Wallet with over 1,060 customers live as of September 30, 2023. The average registration rate was above 55% across all eligible employees and the typical Dayforce Wallet user transacts on average 25 times per month throughout a calendar year.

Dayforce Product Highlights

To help customers thrive in today's boundless workforce, Ceridian delivered Dayforce innovations and announced the next generation of Dayforce features at INSIGHTS 2023.

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Dayforce Co-Pilot, powered by Generative AI, will help organizations accelerate workforce productivity areas across the Dayforce suite by automating repetitive tasks and providing personalized employee experiences.
•
Dayforce Autonomous Payroll reimagines the traditional payroll process with Generative AI, and will offer transformative capabilities for efficiency and accuracy.
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Dayforce HR Service Delivery allows administrators to automate workflows to organize and route cases, boosting the productivity of HR teams and elevating their work.
•
Dayforce Alumni Network enables organizations to bolster their talent pool instantly by leveraging their alumni workforce.
•
Dayforce Exchange is a new, open marketplace that will connect Dayforce capabilities across the partner, solution, and talent ecosystems.

3 | Q3 2023 Earnings Release

Business Outlook

Based on information available as of November 1, 2023, Ceridian is issuing the following guidance for the fourth quarter and full year of 2023 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Fourth Quarter 2023 Guidance

•
Total revenue of $398 million to $401 million, an increase of 18% to 19% on a GAAP and a constant currency basis.
•
Dayforce recurring revenue, excluding float, of $255 million to $257 million, an increase of 29% to 30% on a GAAP and a constant currency basis.
o
Tax migration from legacy infrastructure to the same platform as Dayforce is expected to contribute approximately 430 basis points of growth.
•
Float revenue of $39 million.
•
Adjusted EBITDA of $97 million to $99 million.

Full Year 2023 Guidance

•
Total revenue of $1,512 million to $1,515 million, an increase of 21% to 22%, or 23% on a constant currency basis.
•
Dayforce recurring revenue, excluding float, of $962 million to $964 million, an increase of 28%, or 29% on a constant currency basis.
o
Tax migration from legacy infrastructure to the same platform as Dayforce is expected to contribute approximately 480 basis points of growth.
•
Float revenue of $166.5 million.
•
Adjusted EBITDA of $408 million to $410 million.

4 | Q3 2023 Earnings Release

Supplemental guidance details

Fourth Quarter 2023 Guidance		Supplemental Commentary and Factors
Total Revenue	$398 million to $401 million, an increase of 18% to 19% on a GAAP and a constant currency basis.

Ceridian expects Other recurring revenue, excluding float[1] to decline approximately 31% to 33% on a GAAP and a constant currency basis, primarily as a result of tax modernization and the sunsetting of certain legacy solutions.

Ceridian expects PowerPay® recurring revenue, excluding float to increase 1% on a GAAP and a constant currency basis.

Dayforce recurring revenue, excluding float	$255 million to $257 million, an increase of 29% to 30% on a GAAP and a constant currency basis.	Ceridian expects employment levels to reflect a normalized seasonal cadence. Ceridian expects tax modernization and migration to contribute approximately 430 basis points of growth.
Float revenue	$39 million	Float guidance reflects the near-term rate environment and the rolling maturity of the laddered core portfolio.
Adjusted EBITDA	$97 million to $99 million	Ceridian continues to make investments to expand its global HCM footprint while scaling the platform.

(1)
Other recurring revenue, previously described as Bureau, primarily consists of Asia Pacific Japan ("APJ") region and legacy North American solutions.

Fiscal Year 2023 Guidance		Supplemental Commentary and Factors
Total Revenue	$1,512 million to $1,515 million, an increase of 21% to 22%, or 23% on a constant currency basis.

Ceridian expects Other recurring revenue, excluding float[1] to decline approximately 34% to 36%, or 33% to 35% on a constant currency basis, primarily as a result of tax modernization and the sunsetting of certain legacy solutions.

Ceridian expects PowerPay recurring revenue, excluding float to increase 1%, or 4% to 5% on a constant currency basis.

Dayforce recurring revenue, excluding float	$962 million to $964 million, an increase of 28%, or 29% on a constant currency basis.	Ceridian expects employment levels to reflect a normalized seasonal cadence. Ceridian expects tax modernization and migration to contribute approximately 480 basis points of growth.
Float revenue	$166.5 million	Float guidance reflects the near-term rate environment and the rolling maturity of the laddered core portfolio.
Adjusted EBITDA	$408 million to $410 million	Ceridian continues to make investments to expand its global HCM footprint while scaling the platform.

(1)
Other recurring revenue, previously described as Bureau, primarily consists of APJ region and legacy North American solutions.

5 | Q3 2023 Earnings Release

Ceridian has not reconciled the Adjusted EBITDA range for the fourth quarter and full year of 2023 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.34, with a daily range of $1.31 to $1.37 for the three months ended September 30, 2023, compared to $1.30, with a daily range of $1.28 to $1.38 for the three months ended September 30, 2022. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents percentage change in revenue on a constant currency basis, which it believes is useful to management and investors. Percentage change in revenue on a constant currency basis was calculated by applying the average foreign exchange rate in effect during the comparable prior period.

For the fourth quarter of 2023, Ceridian's guidance assumes an average U.S dollar to Canadian dollar foreign exchange rate of $1.36, compared to an average rate of $1.36 for the fourth quarter of 2022.

Supplemental FX Commentary
Summary of Incremental FX Impact to Guidance vs. Prior Guidance¹
(Dollars in millions)	Q4[2]	FY23[2]
Total Revenue	($1.3)	($1.3)
Dayforce recurring revenue, excluding float	($0.6)	($0.6)
Float revenue	($0.2)	($0.2)
Adjusted EBITDA	—	—

(1)
Ceridian's fiscal year 2023 outlook reflects an average U.S. dollar to Canadian dollar exchange rate of $1.35, compared to its previous assumption of $1.34. In the fourth quarter of 2023, Ceridian expects an average U.S. dollar to Canadian dollar exchange rate of $1.36, compared to its previous assumption of $1.34.
(2)
The impacts to the fourth quarter and fiscal year of 2023 are considered forward-looking guidance.

Conference Call Details

Ceridian will host a live webcast to discuss the third quarter 2023 earnings at 8:30 a.m. Eastern Time on November 1, 2023. The event can be accessed via direct registration link at https://ceridian.zoom.us/webinar/register/WN__Mi7icXZSeSMPXlNf3uGDw#/registration or through the Investor Relations section of Ceridian's website at https://investors.ceridian.com. A recording of the event will be made available on the Investor Relations section of Ceridian's website following the call.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

6 | Q3 2023 Earnings Release

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fourth quarter and full fiscal year of 2023; future growth initiatives; the timing of Ceridian's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filing; the impact of Ceridian's AI-related product innovations; and the average U.S. dollar to Canadian dollar exchange rates for the fourth quarter and fiscal year 2023 and the impact of the exchange rates on Ceridian's financial guidance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments, and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to manage its growth effectively or execute on its growth strategy;
•
its failure to provide new or enhanced functionality and features;
•
its inability to successfully compete in the market in which Ceridian operates and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its inability to offer and deliver high-quality technical support, implementation and professional services;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•
its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
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its failure to manage its aging technical operations infrastructure;
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its inability to maintain necessary third-party relationships, and third-party software licenses, and identify errors in the software it licenses;
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its inability to attract and retain senior management employees and highly skilled employees;
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the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or
•
the duration and scope of the COVID-19 pandemic, including the uncertainty around the surge of different variants and the actions that governmental authorities may take in all the jurisdictions where Ceridian operates.

7 | Q3 2023 Earnings Release

Although Ceridian has attempted to identify important risk factors, additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers, and partners; Ceridian will continue to attract qualified personnel to support its development requirements and its new and existing customers; the risk factors noted above, individually or collectively, do not have a material impact on Ceridian; and other factors detailed from time to time in the most recent reports Ceridian files with the Securities and Exchange Commission (the “SEC”), including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on Ceridian’s website and are available from Ceridian without charge. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Prior Period Correction

Ceridian recently discovered an incorrect presentation of one Canadian bank account balance within the “customer funds” and “customer funds obligations” and related items on Ceridian’s condensed consolidated balance sheets and in Ceridian’s net cash provided by financing activities within its condensed consolidated statements of cash flows. As of December 31, 2022, there was an understatement of customer funds within current assets and a corresponding understatement of customer funds obligations within current liabilities in the amount of $546.3 million. The condensed consolidated balance sheets and condensed consolidated statements of cash flows contained in this Press Release reflect this correction.

This was a reporting issue only, and no Ceridian customers' operations were affected. This correction does not have any impact on Ceridian's statements of operations, including revenue and income, measures of financial performance, including EBITDA and Adjusted EBITDA, liquidity, net cash provided by operating activities, or current or previously issued financial guidance. In addition, this correction does not affect the reported average float balance for Ceridian's customer funds.

Ceridian is currently completing its quarterly review procedures and will file its Quarterly Report on Form 10-Q, for the period ended September 30, 2023, when completed.

8 | Q3 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2023	2022
(Dollars in millions, except share data)
ASSETS
Current assets:
Cash and equivalents	$510.3	$431.9
Restricted cash	0.8	0.8
Trade and other receivables, net	236.3	180.1
Prepaid expenses and other current assets	119.1	98.0
Total current assets before customer funds	866.5	710.8
Customer funds	5,048.1	4,729.5
Total current assets	5,914.6	5,440.3
Right of use lease assets, net	19.5	24.3
Property, plant, and equipment, net	211.1	174.9
Goodwill	2,270.7	2,280.0
Other intangible assets, net	244.9	281.6
Other assets	282.4	262.4
Total assets	$8,943.2	$8,463.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7.5	$7.8
Current portion of long-term lease liabilities	6.9	10.0
Accounts payable	66.5	54.3
Deferred revenue	47.8	41.2
Employee compensation and benefits	75.5	97.4
Other accrued expenses	41.5	24.0
Total current liabilities before customer funds obligations	245.7	234.7
Customer funds obligations	5,165.8	4,845.1
Total current liabilities	5,411.5	5,079.8
Long-term debt, less current portion	1,210.9	1,213.4
Employee benefit plans	12.1	17.7
Long-term lease liabilities, less current portion	20.4	23.7
Other liabilities	21.4	19.5
Total liabilities	6,676.3	6,354.1
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 155,978,986 and 153,856,645 shares issued and outstanding, respectively	1.6	1.5
Additional paid in capital	3,123.8	2,965.5
Accumulated deficit	(363.4)	(372.6)
Accumulated other comprehensive loss	(495.1)	(485.0)
Total stockholders’ equity	2,266.9	2,109.4
Total liabilities and stockholders' equity	$8,943.2	$8,463.5

9 | Q3 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
(Dollars in millions, except share and per share data)
Revenue:
Recurring	$325.4	$263.8	$958.2	$762.8
Professional services and other	52.1	51.8	155.8	147.3
Total revenue	377.5	315.6	1,114.0	910.1
Cost of revenue:
Recurring	80.5	77.1	239.4	234.4
Professional services and other	66.1	61.0	197.0	172.6
Product development and management	53.3	44.8	153.5	125.0
Depreciation and amortization	17.1	13.7	47.4	40.0
Total cost of revenue	217.0	196.6	637.3	572.0
Gross profit	160.5	119.0	476.7	338.1
Selling, general, and administrative	134.0	122.7	382.4	367.2
Operating profit (loss)	26.5	(3.7)	94.3	(29.1)
Interest expense, net	8.9	7.4	27.2	19.9
Other expense, net	5.1	5.9	6.6	11.4
Income (loss) before income taxes	12.5	(17.0)	60.5	(60.4)
Income tax expense	16.3	4.0	51.3	7.8
Net (loss) income	$(3.8)	$(21.0)	$9.2	$(68.2)
Net (loss) income per share:
Basic	$(0.02)	$(0.14)	$0.06	$(0.45)
Diluted	$(0.02)	$(0.14)	$0.06	$(0.45)
Weighted-average shares outstanding:
Basic	155,693,712	153,184,846	155,026,472	152,691,008
Diluted	155,693,712	153,184,846	158,184,807	152,691,008

10 | Q3 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
(Dollars in millions)
Net income (loss)	$9.2	$(68.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense	13.9	5.1
Depreciation and amortization	84.1	64.4
Amortization of debt issuance costs and debt discount	3.3	3.0
Provision for doubtful accounts	4.2	2.2
Net periodic pension and postretirement cost	0.9	3.6
Share-based compensation expense	118.0	113.5
Change in fair value of contingent consideration	11.8	3.2
Other	0.3	—
Changes in operating assets and liabilities:
Trade and other receivables	(62.0)	(16.2)
Prepaid expenses and other current assets	(20.1)	(14.0)
Accounts payable and other accrued expenses	8.5	4.5
Deferred revenue	7.5	(3.5)
Employee compensation and benefits	(23.2)	(2.8)
Accrued interest	(0.1)	(0.3)
Accrued taxes	11.0	(0.1)
Other assets and liabilities	(37.7)	(3.6)
Net cash provided by operating activities	129.6	90.8
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(252.0)	(534.3)
Proceeds from sale and maturity of customer funds marketable securities	326.4	304.2
Expenditures for property, plant, and equipment	(15.4)	(10.4)
Expenditures for software and technology	(72.9)	(54.5)
Other	(1.0)	—
Net cash used in investing activities	(14.9)	(295.0)
Cash Flows from Financing Activities
Increase in customer funds obligations, net	311.0	706.9
Proceeds from issuance of common stock under share-based compensation plans	40.3	22.6
Repayment of long-term debt obligations	(6.0)	(6.3)
Net cash provided by financing activities	345.3	723.2
Effect of exchange rate changes on cash, restricted cash, and equivalents	5.1	(37.8)
Net increase in cash, restricted cash, and equivalents	465.1	481.2
Cash, restricted cash, and equivalents at beginning of period	3,151.2	2,643.3
Cash, restricted cash, and equivalents at end of period	$3,616.3	$3,124.5
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$510.3	$408.4
Restricted cash	0.8	0.8
Restricted cash and equivalents included in customer funds	3,105.2	2,715.3
Total cash, restricted cash, and equivalents	$3,616.3	$3,124.5

11 | Q3 2023 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended September 30,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2023	2022	2023 vs. 2022		2023 vs. 2022
	(Dollars in millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$245.6	$191.0	28.6%	(0.3)%	28.9%
Dayforce float	34.0	16.8	102.4%	(1.3)%	103.7%
Total Dayforce recurring	279.6	207.8	34.6%	(0.3)%	34.9%
Powerpay recurring, excluding float	19.6	19.3	1.6%	(3.1)%	4.7%
Powerpay float	4.4	3.3	33.3%	(4.3)%	37.6%
Total Powerpay recurring	24.0	22.6	6.2%	(3.3)%	9.5%
Total Cloud recurring	303.6	230.4	31.8%	(0.6)%	32.4%
Other recurring (b)	21.8	33.4	(34.7)%	(1.6)%	(33.1)%
Total recurring revenue	325.4	263.8	23.4%	(0.7)%	24.1%
Professional services and other (c)	52.1	51.8	0.6%	(0.4)%	1.0%
Total revenue	$377.5	$315.6	19.6%	(0.7)%	20.3%

(a)
Ceridian has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
(b)
Other recurring contains solutions previously described as Bureau. Float attributable to this solution was $0.4 million and $1.2 million for the three months ended September 30, 2023, and 2022, respectively.
(c)
For the three months ended September 30, 2023, Professional services and other consisted of $48.2 million, $3.8 million, and $0.1 million associated with Dayforce, Other, and Powerpay respectively. For the three months ended September 30, 2022, Professional services and other consisted of $46.4 million, $5.3 million, and $0.1 million associated with Dayforce, Other, and Powerpay, respectively.

12 | Q3 2023 Earnings Release

	Nine Months Ended September 30,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2023	2022	2023 vs. 2022		2023 vs. 2022
	(Dollars in millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$706.5	$554.5	27.4%	(1.2)%	28.6%
Dayforce float	112.5	36.2	210.8%	(3.6)%	214.4%
Total Dayforce recurring	819.0	590.7	38.6%	(1.4)%	40.0%
Powerpay recurring, excluding float	58.8	58.3	0.9%	(5.1)%	6.0%
Powerpay float	13.4	8.2	63.4%	(8.6)%	72.0%
Total Powerpay recurring	72.2	66.5	8.6%	(5.5)%	14.1%
Total Cloud recurring	891.2	657.2	35.6%	(1.8)%	37.4%
Other recurring (b)	67.0	105.6	(36.6)%	(2.6)%	(34.0)%
Total recurring revenue	958.2	762.8	25.6%	(1.9)%	27.5%
Professional services and other (c)	155.8	147.3	5.8%	(1.8)%	7.6%
Total revenue	$1,114.0	$910.1	22.4%	(1.9)%	24.3%

(a)
Ceridian has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
(b)
Other recurring contains solutions previously described as Bureau. Float attributable to this solution was $1.6 million and $3.0 million for the nine months ended September 30, 2023, and 2022, respectively.
(c)
For the nine months ended September 30, 2023, Professional services and other consisted of $144.6 million, $11.1 million, and $0.1 million associated with Dayforce, Other, and Powerpay respectively. For the nine months ended September 30, 2022, Professional services and other consisted of $134.2 million, $12.7 million, and $0.4 million associated with Dayforce, Other, and Powerpay, respectively.

13 | Q3 2023 Earnings Release

Ceridian HCM Holding Inc.

Share-Based Compensation Expense and Related Employer Taxes

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions)
Cost of revenue - Cloud	$3.9	$3.9	$11.9	$11.4
Cost of revenue - Other	0.5	0.3	1.2	1.0
Professional services and other	4.4	3.8	13.5	10.5
Product development and management	7.8	6.7	25.7	18.9
Sales and marketing (a)	6.4	7.4	19.0	18.9
General and administrative (b)	13.4	17.3	47.0	53.1
Total	$36.4	$39.4	$118.3	$113.8

(a)
Total sales and marketing expense on Ceridian's condensed consolidated statements of operations was $61.8 million and $62.6 million for the three months ended September 30, 2023, and 2022, respectively, and $177.5 million and $183.4 million for the nine months ended September 30, 2023, and 2022, respectively.
(b)
Total general and administrative expense on Ceridian's condensed consolidated statements of operations was $72.2 million and $60.1 million for the three months ended September 30, 2023, and 2022, respectively, and $204.9 million and $183.8 million for the nine months ended September 30, 2023, and 2022, respectively.

14 | Q3 2023 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile Ceridian's reported results to its non-GAAP financial measures:

	Three Months Ended September 30, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$69.9	77.0%	$3.9	$—	$—	$66.0	78.3%

Operating profit	$26.5	7.0%	$36.4	$20.5	$6.0	$89.4	23.7%

EBITDA	$60.1		$36.4	$—	$10.7	$107.2	28.4%
Interest expense, net	8.9		—	—	—	8.9
Income tax expense (c)	16.3		—	—	(5.5)	21.8
Depreciation and amortization	38.7		—	20.5	—	18.2
Net (loss) income	$(3.8)	(1.0)%	$36.4	$20.5	$5.2	$58.3	15.4%
Net (loss) income per share - diluted (d)	$(0.02)		$0.23	$0.13	$0.03	$0.37

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net loss (income) are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $4.7 million of foreign exchange loss, $4.6 million related to the fair value adjustment for the DataFuzion contingent consideration, $1.2 million of restructuring consulting fees, and $0.2 million related to the net impact of the abandonment of certain leased facilities, along with a $5.5 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 155,693,712 weighted-average shares of common stock, and Adjusted diluted net income per share is calculated based upon 158,773,022 weighted-average shares of common stock.

15 | Q3 2023 Earnings Release

	Three Months Ended September 30, 2022
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$64.3	72.1%	$3.9	$—	$2.3	$58.1	74.8%

Operating (loss) profit	$(3.7)	(1.2)%	$39.4	$7.5	$6.9	$50.1	15.9%

EBITDA	$12.3		$39.4	$—	$11.8	$63.5	20.1%
Interest expense, net	7.4		—	—	—	7.4
Income tax expense (c)	4.0		—	—	(6.6)	10.6
Depreciation and amortization	21.9		—	7.5	—	14.4
Net (loss) income	$(21.0)	(6.7)%	$39.4	$7.5	$5.2	$31.1	9.9%
Net (loss) income per share - diluted (d)	$(0.14)		$0.25	$0.05	$0.03	$0.20

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net loss (income) are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $4.5 million of foreign exchange loss, $4.3 million of severance charges, $1.4 million of restructuring consulting fees, $1.2 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, and $0.4 million related to the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, along with a $6.6 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 153,184,846 weighted-average shares of common stock, and Adjusted diluted net income per share is calculated based upon 155,601,415 weighted-average shares of common stock.

16 | Q3 2023 Earnings Release

	Nine Months Ended September 30, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions)
Cost of Cloud recurring revenue	$204.8	77.0%	$11.9	$—	$—	$192.9	78.4%

Operating profit	$94.3	8.5%	$118.3	$32.7	$15.6	$260.9	23.4%

EBITDA	$171.8		$118.3	$—	$20.9	$311.0	27.9%
Interest expense, net	27.2		—	—	—	27.2
Income tax expense (c)	51.3		—	—	(22.7)	74.0
Depreciation and amortization	84.1		—	32.7	—	51.4
Net income	$9.2	0.8%	$118.3	$32.7	$(1.8)	$158.4	14.2%
Net income per share - diluted (d)	$0.06		$0.75	$0.21	$(0.01)	$1.00

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $11.8 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $5.3 million of foreign exchange loss, $3.4 million of restructuring consulting fees, and $0.4 million related to the net impact of the abandonment of certain leased facilities, along with a $22.7 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 158,184,807 weighted-average shares of common stock.

17 | Q3 2023 Earnings Release

	Nine Months Ended September 30, 2022
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions)
Cost of Cloud recurring revenue	$189.1	71.2%	$11.4	$—	$16.9	$160.8	75.5%

Operating (loss) profit	$(29.1)	(3.2)%	$113.8	$22.9	$36.9	$144.5	15.9%

EBITDA	$23.9		$113.8	$—	$45.0	$182.7	20.1%
Interest expense, net	19.9		—	—	—	19.9
Income tax expense (c)	7.8		—	—	(28.9)	36.7
Depreciation and amortization	64.4		—	22.9	—	41.5
Net (loss) income	$(68.2)	(7.5)%	$113.8	$22.9	$16.1	$84.6	9.3%
Net (loss) income per share - diluted (d)	$(0.45)		$0.73	$0.15	$0.10	$0.54

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net loss (income) are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $28.6 million of severance charges, $7.3 million of foreign exchange loss, $5.1 million of restructuring consulting fees, $3.2 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $1.1 million related to the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and $0.3 million related to the net impact of the abandonment of certain leased facilities, along with a $28.9 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 152,691,008 weighted-average shares of common stock, and Adjusted diluted net income per share is calculated based upon 155,506,326 weighted-average shares of common stock.

18 | Q3 2023 Earnings Release

Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net income (loss)
Adjusted EBITDA	Net income (loss)
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit (loss)
Adjusted operating profit margin	Operating profit (loss) margin
Adjusted net income	Net income (loss)
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net income (loss) per share
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis	Percentage change in revenue, including total revenue and revenue by solution
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Ceridian believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Ceridian's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of its management incentive plan and Adjusted Cloud recurring gross margin is a component of certain performance based equity awards for its named executive officers. These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Ceridian's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in its industry. Ceridian's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Please refer to Ceridian’s full financial results, including further discussion of non-GAAP financial measures, on the Investor Relations portion of its website at investors.ceridian.com.

19 | Q3 2023 Earnings Release

Ceridian defines its non-GAAP financial measures as follows:

•
EBITDA is defined as net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA is EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
•
Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
•
Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.
•
Adjusted operating profit is defined as operating profit (loss), as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
•
Adjusted operating profit margin is determined by calculating the percentage Adjusted operating profit is of total revenue.
•
Adjusted net income is defined as net income (loss), as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items, all of which are adjusted for the effect of income taxes.
•
Adjusted net profit margin is determined by calculating the percentage Adjusted net income is of total revenue.
•
Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average shares outstanding. When adjusted net income is positive, diluted weighted average shares outstanding incorporate the effect of dilutive equity instruments.
•
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, Ceridian starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, the impact of lower employment levels due to the COVID-19 pandemic, and Ascender and ADAM HCM revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender and ADAM HCM. Ceridian has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

1-647-417-2117

teri.murphy@ceridian.com

20 | Q3 2023 Earnings Release